Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Form 10-K of our report as restated December 15, 2008 with respect to the audit of the financial statements of Eternal Image, Inc. as of December 31, 2007 and for the year ended December 31, 2007.

/s/

Demetrius & Company, L.L.C.

Wayne, New Jersey

June 10, 2009